Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 24 day of June, 2009, by and between Ophthalmic Imaging Systems (the “Company”), a corporation organized under the laws of the State of California, with its principal offices at 221 Lathrop Way, Suite I, Sacramento, CA 95815 and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.     Authorization of Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 13,214,317 shares of common stock, no par value (the “Common Stock”), of the Company, and warrants to purchase up to 4,404,772 shares of Common Stock, in one or more transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder.

SECTION 2.     Agreement to Sell and Purchase the Shares and the Warrants.

2.1       Closing. At the Closing (as defined in Section 3.1), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth:

(a)       9,633,228 shares of Common Stock (the “1st Installment Shares”) for a purchase price per share equal to $0.41522 resulting in an aggregate purchase price of $3,999,908.90 (the “1st Installment”), which reflects a pre-money valuation of the Company of $7,200,000 as of the Closing Date, taking into account all outstanding shares of the Company and assuming the conversion or exercise of all outstanding notes and warrants (calculating their conversion at the maximum number of underlying shares), options, convertible securities or loans, which in any event, can only be exercised on a price per share lower than $0.41522 (such calculation shall be referred as the “Fully Diluted Basis”); at the Closing, the 1st Installment Shares shall represent 36.35% of the Company’s issued and outstanding shares on a Fully Diluted Basis; and

(b)       a warrant to purchase up to 3,211,076 shares of Common Stock (i.e., 33% of the 1st Installment Shares) (the “1st Installment Warrant Shares”) exercisable at $1.00 per share for a period of three years commencing upon the Closing Date (the “1st Installment Warrant”), which warrant shall be substantially in the form set forth in Exhibit A-1 hereto.

2.2       Deferred Closing. At the Deferred Closing (as defined in Section 3.2), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth:

(a)       3,581,089 shares of Common Stock (the “2nd Installment Shares” and, together with 1st Installment Shares, the “Shares”) for a purchase price per share equal to $0.55848 (subject to adjustment for reverse and forward stock splits and similar transactions) resulting in an aggregate purchase price of $1,999,966.50 (the “2nd Installment”), which reflects a pre-money valuation of the Company of $10,800,000 as of the Deferred Closing Date, on a Fully Diluted Basis; and

(b)       a warrant to purchase up to 1,193,696 shares of Common Stock (i.e., 33% of the 2nd Installment Shares) (the “2nd Installment Warrant Shares” and, together with the 2nd Installment Warrant Shares, the “Warrant Shares”) exercisable at $1.00 per share, for a period of three years from the Closing Date (the “2nd Installment Warrant” and, together with the 1st Installment Warrant, the “Warrants”,and the Shares, the Warrants and the Warrant Shares shall be collectively referred to as, the “Securities”), which warrant shall be substantially in the form set forth in Exhibit A-2 hereto.

(c)       If at the time of the Deferred Closing Date, the Company’s Board of Directors determines in good faith that the Company’s financial situation requires the Company to raise additional funds in a capital raising transaction (in addition to 2nd Installment), the Purchaser (in its capacity as a shareholder in the Company) hereby agrees not to object to such capital raising transaction and will agree to waive its participation right (as set forth in Section 8.14 below) in connection therewith; provided, that such capital raising transaction is with Persons who are shareholders of MediVision Medical Imaging Ltd., the parent entity of the Company (“MediVision”), on the date hereof, in an aggregate amount not to exceed $1,500,000, at a price per share not less than $0.55848 (subject to adjustment for reverse and forward stock splits and similar transactions), and without the provision of any special rights to such investors. For avoidance of doubt, nothing herein shall be deemed as an obligation of any Purchaser Director (as defined below) to vote in any manner at any meeting of the Company’s Board of Directors (the “Board”) concerning this matter and each such director shall serve his duties in accordance with applicable law.

SECTION 3.	Delivery of the Shares at the Closing and at the Deferred Closing.
3.1	Closing

(a)       The completion of the purchase and sale of the 1st Installment Shares (the “Closing”) shall occur at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174 as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth in Sections 3.1(b) and 3.1(c) below have been satisfied or waived by the appropriate party (the “Closing Date”).

(b)       The Company’s obligation to complete the purchase and sale of the 1st Installment Shares and deliver such stock certificate to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i)	receipt by the Company of the 1st Installment; and

(ii)       each of the representations and warranties of the Purchaser made herein shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that time.

(c)       The Purchaser’s obligation to accept delivery of the 1st Installment Shares, such stock certificate and the 1st Installment Warrant, and to pay the 1st Installment at the

Closing shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(i)        the delivery to the Purchaser by counsel to the Company of a legal opinion dated as of the Closing Date in the form set forth in Exhibit B;

(ii)       each of the representations and warranties of the Company set forth herein are true and correct in all respects as of the date of this Agreement and as of such Closing Date as though made at that time and that the Company shall have complied in all respects with all the agreements and satisfied in all respects all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date, and the Purchaser shall have received a certificate executed by the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, to the foregoing effect, in the form set forth in Exhibit C-1;

(iii)      the execution by the Company of a written agreement (copy of each shall be delivered to the Purchaser at the Closing) with each of the Company’s lenders, United Mizrachi Bank (“United Bank”) and The Tail Wind Fund Ltd. (“Tail Wind”) which agreement is binding on the parties thereto, and pursuant to which each of United Bank and Tail Wind agree to forgo any principal payments payable by the Company (or any of its subsidiaries) under any United Bank or Tail Wind indebtedness outstanding on the Closing Date until January 1, 2011, and in the case of United Bank, the United Bank consents to and approves the MediVision Assets Transaction (as defined below) and the transaction contemplated thereunder. Notwithstanding the foregoing, if the Company makes a principal payment to United Bank in 2010 in amount higher than the Company’s Earnings Before Interest, Taxes and Amortization (“EBITDA”) for the year ended December 31, 2010, then within three business days after the filing with the SEC (as defined below) of the Company’s audited financial statements for the year ended December 31, 2010, the Company will issue shares of Common Stock to the Purchaser free of charge and without payment of any consideration by the Purchaser, in an amount equal to the amount of principal payments made to United Bank minus EBITDA divided by 0.41522 (the “Additional Shares”); the provisions of Section 7.1 shall apply, mutatis mutandis, to the Additional Shares, and the Company shall take all required actions set forth in Section 7.1 in order to register the Additional Shares;

(iv)      the execution by the Company and MediVision of a written agreement (a copy of which shall be delivered to the Purchaser at the Closing) (the “Assets Purchase Agreement”), which agreement is binding on the Company and the parties thereto, for the purchase of certain assets of MediVision in a manner and under terms reasonably satisfactory to the Purchaser (the “MediVision Assets Transaction”);

(v)       the deposit by MediVision of 3,793,452 shares of Common Stock, currently owned by MediVision, in escrow with Stephen L. Davis, Esq. and the execution of the escrow agreement by all parties thereto (copy of which shall be delivered to the Purchaser at the Closing), pursuant to the terms of Section 8.7(b) herein;

(vi)      the execution by MediVision and the receipt by the Purchaser at the Closing of a copy of a binding and irrevocable proxy, substantially in the form set forth in Exhibit D, appointing Gil Allon as its true and lawful attorney-in-fact and proxy with respect to all shares of Common Stock owned by MediVision (i.e, 9,380,843 shares) to vote FOR the Stockholder Approvals (as defined below) at the Company’s 2010 Annual Meeting of

Shareholders; provided that MediVision may transfer up to 2,000,000 shares of Common Stock free and clear of this irrevocable proxy; and

(vii)     the execution by Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd, Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar (collectively, the “Principal MV Shareholders,” and together with MediVision, the “MediVision/Principal MV Shareholders Group”) and the receipt by the Purchaser at the Closing of copies of binding and irrevocable proxies, substantially in the form of set forth in Exhibit E, appointing Noam Allon as their true and lawful attorney-in-fact and proxy with respect to all shares of MediVision owned by such entities or persons to vote FOR the MediVision Assets Transaction and any other matters for which MediVision’s shareholders are asked to grant their vote or consent in connection with the consummation of the MediVision Assets Transaction.

(viii)    the receipt by the Purchaser from the Company of a copy of resolutions adopted by the Board approving the execution of the Transaction Documents, the consummation of the transactions contemplated therein, the appointment of Uri Geiger and Moshe Arkin to the Board as of the Closing and the delivery of a director indemnification agreement to each of them.

(ix)      the delivery to the Purchaser of a duly executed secretary certificate, dated as of the Closing Date, in the form of Exhibit F-1.

3.2	Deferred Closing.

(a)       The completion of the purchase and sale of the 2nd Installment Shares (the “Deferred Closing”) shall occur at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174 as soon as practicable and as agreed to by the parties hereto, within 14 days from the Company’s filing with the United States Securities and Exchange Commission (the “SEC”) of its Form 10-Q for the fiscal quarter ended March 31, 2010 (the “Q1 Financial Statements”), or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Deferred Closing set forth in Sections 3.2(b) and 3.2(c) below have been satisfied or waived by the appropriate party (the “Deferred Closing Date”).

(b)       The Company’s obligation to complete the purchase and sale of the 2nd Installment Shares and the 2nd Installment Warrant, and deliver the stock certificate and the 2nd Installment Warrant to the Purchaser at the Deferred Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i)	receipt by the Company of the 2nd Installment; and

(ii)       each of the representations and warranties of the Purchaser made herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by Material Adverse Effect, which shall be true and correct in all respects) as of the Deferred Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date.

(c)       The Purchaser’s obligation to accept delivery of the 2nd Installment Shares, the stock certificate and the 2nd Installment Warrant, and to pay the 2nd Installment at the Deferred Closing, shall be subject to the completion of the Closing in all respects, and to the following conditions, any one or more of which may be waived by the Purchaser:

(i)        The Company shall have generated, for the period from January 1, 2009 to March 31, 2010, consolidated aggregate revenues (calculated in accordance with “generally accepted accounting principles” as shall be defined in the Q1 Financial Statements) of at least $2,000,000 from the sale of EMR Products (as defined below), of which at least $1,000,000 is generated (as shall be evidenced in writing to the Purchaser prior to the Deferred Closing Date) from sales of the Company (excluding sales by Abraxas Medical Solutions Ltd., a subsidiary of the Company (“Abraxas Medical”)) to the ophthalmology segment (the “Milestone”). If the Milestone shall not be achieved in full, the Purchaser shall not be obligated to invest any portion of the 2nd Installment; provided, that the Purchaser shall be entitled at its sole discretion to invest all or any portion of the 2nd Installment on the terms set forth herein. For the purpose of this Section 3.2, “EMR Product” shall mean all software, installation training, service and maintenance of the Electronic Medical Records and Practice Management;

(ii)       the delivery to the Purchaser by counsel to the Company of a legal opinion dated as of the Deferred Closing Date in the form set forth in Exhibit B; and

(iii)      each of the representations and warranties of the Company set forth herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by Material Adverse Effect, which shall be true and correct in all respects) as of the Deferred Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and that the Company has complied in all respects with all the agreements and satisfied in all respects all the conditions herein on its part to be performed or satisfied on or prior to such Deferred Closing Date, and the Purchaser shall have received a certificate executed by the chief executive officer and chief financial officer of the Company, dated as of the Deferred Closing Date, to the foregoing effect in the form set forth in Exhibit C-2.

(iv)      the delivery to the Purchaser of a duly executed secretary certificate, dated as of the Deferred Closing Date, in the form of Exhibit F-2.

3.3       At each of the Closing and the Deferred Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased hereunder by wire transfer to an account designated by the Company, and the Company shall deliver to the Purchaser one or more stock certificates and Warrants registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares and the number of the Warrant Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares and the Warrants were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

SECTION 4.   Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1       Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the SEC Reports (as defined below) and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company’s subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Exhibit G to this Agreement and are the only subsidiaries, direct or indirect, of the Company. Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company (except as otherwise set forth in Exhibit G). Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own or lease its properties and conduct its business, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

4.2       Reporting Company; Registration Statement. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares and the Warrant Shares for resale by the Purchaser on a registration statement under the Securities Act.

4.3       Authorized Capital Stock. The Company has the authorized and the issued and outstanding capitalization as set forth on Schedule 4.3(i); all of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Reports. Except as set forth on Schedule 4.3(ii), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries (i) all the issued and outstanding shares of such Subsidiary’s capital stock is owned and held by the Company, and have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

4.4       Issuance, Sale and Delivery of the Shares. The Shares and the Warrants issuable on each of the Closing Date and the Deferred Closing Date, as the case may be, have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description of the Common Stock set forth in the Company’s Form 8-A filed with the Commission on May 13, 1993 (the “Form 8-A”). No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares and Warrant Shares by the Company pursuant to this Agreement. The Warrant Shares have been duly authorized and, upon exercise in accordance with the applicable Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description of the Common Stock set forth in the Form 8-A. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement (as hereinafter defined)) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement (other than rights granted to the Tail Wind Fund, Ltd. and Solomon Strategic Holdings, Inc.).

4.5       Due Execution, Delivery and Performance of the Agreements; No Conflicts; No Consents. The Company has the requisite corporate power and authority to enter into this Agreement, the Voting Agreement and the Warrants (collectively, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized and when delivered in accordance with the terms of this Agreement, will be duly executed and delivered by the Company, and will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Sections 7.4 and 8.7 below, this Agreement may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of the Transaction Documents by the Company and the consummation of the transactions herein and therein contemplated (including the issuance of the Shares, the Warrants and the Warrant Shares) will not: (i) violate any provision of the articles of incorporation or bylaws of the Company or the organizational documents of any Subsidiary; (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound; or (iii) result in a violation of any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties, except in the case of (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated herein or therein, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and/or its Subsidiaries, individually or taken as a whole.

4.6       Accountants. Perry-Smith LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which will be incorporated by reference into the Registration Statement and the Prospectus (as defined herein) that forms a part thereof, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.7       Contracts. The material contracts to which the Company is a party that are filed with, or incorporated by reference to, the Company’s Annual Report on Form 10-K or and Exchange Act report filed by the Company with the Commission after December 31, 2008 have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

4.8       No Actions. Except as disclosed in the SEC Reports, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or is imminent, that might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.9       Properties. Except as disclosed in the SEC Reports, the Company and each Subsidiary have good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements included in the SEC Reports, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries. Except as disclosed in the SEC Reports, the Company and each Subsidiary holds its leased properties under valid and binding leases. The Company and any Subsidiary owns or leases all such properties as are necessary to their respective operations as described in the SEC Reports.

4.10     No Material Adverse Change. Since December 31, 2008: (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.

4.11     Intellectual Property. Except as disclosed in the SEC Reports, (i) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as described in the SEC Reports (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or each Subsidiary for the products described in the SEC Reports that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or any Subsidiary; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than claims which could not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

4.12     Compliance. None of the Company nor its Subsidiaries has been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.13     Taxes. The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all federal, state and foreign income and franchise tax returns and has paid or accrued all taxes that shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.14     Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.15     Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.16     Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.17     Additional Information. In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”). The Company has made available to the Purchaser or its representatives true, correct and complete copies of the SEC Reports not available on the SEC’s EDGAR system, if any. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rule and Regulations, the “Rules and Regulations”) applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.18     Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

4.19     Use of Proceeds. The Company shall use the proceeds from the sale of the Securities pursuant to the Company’s budget and a strategic work plan in the form attached on Schedule 4.19.

4.20     Non-Public Information. The Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date other than the existence of the transaction contemplated hereby.

4.21     Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

4.22     Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its SEC Reports and is not so described in such reports.

4.23     Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its SEC Reports.

4.24     Governmental Permits, Etc. The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as described in the SEC Reports, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

4.25     Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in the SEC Reports fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

4.26     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

4.27     Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.28     Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believe that their relations with their employees are good. The Company is not engaged in any unfair labor practice except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

4.29     ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.30     Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes,” “toxic wastes,” “hazardous substances,” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.31     Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchaser, the offer and sale of the Securities by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.32     Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

4.33     Foreign Assets Controls. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.34     Shareholders Rights Plan. No claim will be made or enforced by the Company that the Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities.

4.35     No General Solicitation; Offering Materials. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date or the Deferred Closing Dates any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Shares other than the SEC Reports or any amendment or supplement thereto.

SECTION 5.   Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1       Investment Experience. The Purchaser can bear the economic risk and complete loss of its investment in the Securities and is knowledgeable, sophisticated and experienced in financial and business maters, in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the purchase of the Securities.

5.2       Investment Intent. The Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only not with a view to distribution (within the meaning of Section 2(11) of the Securities Act) (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.4). Prior to the Closing, the Purchaser was not an affiliate of the Company. Neither the Purchaser nor any of its affiliates is a registered broker dealer or an entity engaged in the business of being a broker dealer. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute the Securities.

5.3       Shareholder Questionnaire. The Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Initial Registration Statement (as defined below), and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Initial Registration Statement effective.

5.4       Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business, finances and operations and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser (or on its behalf) shall modify, amend, limit or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement or the Company’s obligation to indemnify the Purchaser indemnitees pursuant to Section 8.7 herein. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5       Accredited Investor. At the time the Purchaser was offered the Shares and Warrants it was, at the date hereof it is, on each of the Closing Date and Deferred Closing Date it will be, and on each date on which it exercises Warrants it will be, either (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

5.6       General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.7       Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.8       Brokers and Finders. The Purchaser has not retained any finder, broker or like agent in connection with the transactions contemplated by this Agreement.

5.9       Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.10     Confidentiality. For the benefit of the Company, the Purchaser previously agreed with the Company to keep confidential all information concerning this private placement. The Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its partners, officers, directors, or financial, investment, business or legal advisors in connection with its proposed investment in the Securities. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation D. This obligation will terminate upon the filing by the Company of a Current Report on Form 8-K in accordance with Section 7.1 hereof describing this offering. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.17 below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall use commercially reasonable efforts to provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.11     Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.12     Restricted Securities. The Purchaser understands that the Securities are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser understands that the Securities have not been and, except as contemplated in Section 7 hereof, are not required to be, registered for resale under the Securities Act or any state securities laws, and may not be offered for resale, assigned or transferred unless (A) subsequently registered thereunder or (B) pursuant to an exemption from such registration, to the extent reasonably requested, including pursuant to Section 4(1) under the Securities Act or Rule 144 promulgated under the Securities Act, as amended, or a successor rule thereto (“Rule 144”).

5.13     Legend. The Purchaser understands that, except as set forth in Section 5.14, the certificates representing the Shares or Warrant Shares will bear a restrictive legend in substantially the following form:

“[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Purchaser understands that the Warrants will bear a restrictive legend in substantially the same form.

5.14     Removal of Legend; Transfer Agent Instructions. The Company hereby covenants with the Purchaser to, no later than three trading days following the delivery by the Purchaser to the Company of a legended certificate representing Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and either (i) Purchaser’s Certificate of Subsequent Sale (A) in the form of Appendix II hereto, (B) executed by an officer of, or other authorized person designated by, the Purchaser, and (C) to the effect that the Shares or Warrant Shares have been sold in accordance with a Registration Statement or in a transaction exempt from the registration requirements of the Securities Act and any applicable state securities or Blue Sky laws or (ii) an opinion of counsel reasonably satisfactory to the Company that the Shares or Warrant Shares are freely transferable and that the legend is no longer required on such stock certificate, deliver or cause the Company’s transfer agent to deliver to the transferee of the Shares or Warrant Shares or to the Purchaser, as applicable, a new stock certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.14 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.14, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.15     Stop Transfer. The certificates representing the Shares and Warrant Share will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements, in the form attached as Appendix II hereto.

5.16     Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.17     Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrant Shares under any Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Shares or Warrant Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares or Warrant Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (B) the prospectus delivery requirement effectively has been satisfied. The

Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed, the Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Shares or Warrant Shares pursuant to said Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period longer than 90 days in the aggregate in any 365 day period. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares or Warrant Shares.

5.18     Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that: (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser; (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 and 8.7 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws; and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.19     Short Sales. Prior to the date hereof, the Purchaser has not taken, and prior to the public announcement of the transaction after the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box,  established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

SECTION 6.   Survival of Agreements; Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares and the Warrants delivered pursuant hereto shall survive the execution of this Agreement, the Closing and the Deferred Closing (as the case may be), the delivery to the Purchaser of the Shares and Warrants being purchased and the payment therefor. All representations and warranties, made by the Company and the Purchaser herein and in the certificates for the Shares and Warrants delivered pursuant hereto shall survive (a) with respect to the transaction consummated at the Closing - for a period of two years following the later of the execution of this Agreement, the delivery to the Purchaser of the 1st Installment Shares and 1st Installment Warrant being purchased at the Closing and the payment therefor, and (b) with respect to the transaction consummated at the Deferred Closing - for a period of two years following the later of the Deferred Closing, the delivery to the Purchaser of the 2nd Installment Shares and 2nd Installment Warrant being purchased at the Deferred Closing and the payment therefor.

SECTION 7.	Registration of the Shares; Compliance with the Securities Act.
7.1	Registration Procedures and Expenses. The Company shall:

(a)       as soon as practicable, but in no event later than 60 days following the Closing Date (the “Initial Registration Statement Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-1 or Form S-3 (or such other form appropriate for such purpose) (the “Initial Registration Statement”), relating to the resale of the 1st Installment Shares, the 1st Installment Warrant Shares and any shares of Common Stock issued or issuable, directly or indirectly upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing by the Purchaser from time to time.

(b)       as soon as practicable, but in no event later than 60 days following the Deferred Closing Date (the “Deferred Closing Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-1 or Form S-3 (or such other form appropriate for such purpose) (the “Deferred Closing Registration Statement”), relating to the resale of the 2nd Installment Shares, the 2nd Installment Warrant Shares and any shares of Common Stock issued or issuable, directly or indirectly upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing by the Purchaser from time to time. For purposes of this Agreement, the term, “Registration Statement” shall include each of the Initial Registration Statement, the Deferred Closing Registration Statement and any registration Statement filed pursuant to Section 7.2 and the term “Registrable Securities” shall mean, collectively, 1st Installment Shares, the 1st Installment Warrant Shares, 2nd Installment Shares, the 2nd Installment Warrant Shares and any shares of Common Stock issued or issuable, directly or indirectly upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

(c)       use its commercially reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause the Commission to declare each of the Initial Registration Statement and the Deferred Closing Registration Statement effective within 180 days after the Closing Date or the Deferred Closing Date (as the case may be) (the “Effectiveness Deadline”);

(d)       promptly prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective until such time as all of the Registrable Securities covered by the Registration Statement become eligible for resale by the Purchaser without any volume or other restrictions under Rule 144 or any other rule of similar effect; provided, that for the avoidance of doubt, in no event shall the Company have any obligation to keep any Registration Statement effective after such time as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to the Registration Statement or Rule 144;

(e)       furnish to the Purchaser with respect to the Registrable Securities registered under any Registration Statement (and to each underwriter, if any), such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all Registrable Securities under such Registration Statement by the Purchaser (or its valid transferees);

(f)        file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g)       bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Registrable Securities pursuant to any Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any, in connection with the offering of the Registrable Securities pursuant to any Registration Statement;

(h)       file a Form D with respect to the 1st Installment Shares and the 1st Warrants and the 2nd Installment Shares and the 2nd Installment Warrants (as the case may be) as required under Regulation D;

(i)        file a Current Report on Form 8-K with the Commission describing the transactions contemplated by this Agreement on each of the Closing Date and the Deferred Closing Date (as the case may be); and

(j)        in order to enable the Purchaser to sell the Registrable Securities under Rule 144 under the Securities Act, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to current public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act until the Purchaser is no longer an affiliate of the Company, but in any event for at least one year from the Closing Date or the Deferred Closing Date (as the case may be).

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed Registration Statement Questionnaire to be completed by the Purchaser is attached hereto as Appendix I.

7.2	Commission Comments.

(a)       If the Commission informs the Company that all of the Registrable Securities required to be registered under any Registration Statement cannot be included in such Registration Statement due to Commission Comments (as defined below), then the Company shall, from, time to time, (i) inform the Purchaser of the receipt of the Commission Comments and use its commercially reasonable efforts to file amendments to such Registration Statement as required by the Commission and/or (ii) withdraw such Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Comments. Notwithstanding any other provision of this Agreement, if any Commission Comments sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by the Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Warrant Shares. In the event the Company amends a Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or Commission Comments provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement.

(b)       For purposes of this Agreement, “Commission Comments” means written comments pertaining solely to Rule 415 under the Securities Act which are received by the Company from the Commission with respect to a filed Registration Statement which requires the Company to limit the amount of Registrable Securities which may be included therein to a number of shares which is less than such amount sought to be registered under such Registration Statement.

(c)       For purposes of this Agreement, the Filing Deadline of any Registration Statement filed pursuant to this Section 7.2, shall be 30 days after the receipt of the Commission Comments which required the filing of such Registration Statement.

(d)       For purposes of this Agreement, the Effectiveness Deadline of any Registration Statement filed pursuant to this Section 7.2, shall be 90 days after the receipt of the Commission Comments which required the filing of such Registration Statement.

(e)       The Company agrees that it will, subject to receipt of necessary information from the Purchaser, file each New Registration Statement as soon as practicable after it becomes aware that the filing of such New Registration Statement will be required, but in any event by its Filing Deadline, and it will use commercially reasonable efforts to cause the Commission to declare each New Registration Statement effective within by its respective Effectiveness Deadline.

(f)        The Company agrees that it will use commercially reasonable efforts to respond to any comments received from the SEC with respect to any Registration Statement, including but not limited to Commission Comments, as soon as practical but in any event within 14 business days (United States) from the receipt thereof.

7.3	Transfer of Shares After Registration.

(a)       The Purchaser agrees that it will not effect any disposition of the Shares or Warrant Shares or its right to purchase the Shares or Warrant Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

(b)       The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares and Warrant Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or Warrant Shares or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares or Warrant Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 5.17 and in this Section 7.3, any Shares or Warrant Shares subject to a pledge or security interest as contemplated by this Section 7.3(b) shall continue to bear the legend set forth in Section 5.13 and be subject to the restrictions on transfer set forth in Section 5.17 and in this Section 7.3.

7.4	Indemnification. For the purpose of this Section 7.4:

(i)        the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)       the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, any Registration Statement referred to in Section 7.1 and 7.2.

(a)       The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, and will promptly reimburse the Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.17 or 7.3 hereof respecting the sale of the Shares or Warrant Shares, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b)       Each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon: (i) any failure to comply with the covenants and agreements contained in Sections 5.10 or 7.2 hereof respecting the sale of the Shares; (ii) the inaccuracy of any representation or warranty made by such Purchaser herein; or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement.

(c)       Promptly after receipt by an indemnified party under this Section 7.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.4 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.4 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action); or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)       If the indemnification provided for in this Section 7.4 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.4 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Common Stock hereunder; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.4, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.4 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.4, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.5       Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection during normal business hours by the Purchaser, any underwriter participating in any disposition pursuant to any Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with any Registration Statement.

7.6       Assignment of Registration Rights. The right to cause the Company to register Registrable Securities granted to the Purchaser by the Company under this Agreement may be assigned in full by the Purchaser (or a subsequent holder of any Registrable Securities (a “Holder”)) in connection with a transfer by the Purchaser or a Holder of its Registrable Securities, but only if: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) the Purchaser or the Holder gives written notice of the proposed transfer to the Company including the name and address of such transferee and a copy of the transfer documents and agreements; and (iii) such transfer is otherwise in compliance with this Agreement.

SECTION 8.	Covenants.
8.1	Proxy Statement.

(a)       In connection with (i) the Company’s 2010 Annual Meeting of Shareholders or (ii) or any other special meeting of the Company’s shareholders duly convened prior to the Company’s 2010 Annual Meeting of Shareholders, the Company shall prepare and file with the Commission a proxy statement meeting in accordance with the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the Commission (the “Proxy Statement”) to solicit the approval by stockholders holding a majority of the outstanding voting stock of the Company present, in person or by proxy, at the Stockholders’ Meeting (as defined below) of an amendment to the Company’s articles of incorporation providing for an increase in the amount of authorized Common Stock equal to 100,000,000 shares or in any greater amount such that in any event, the Company shall have at the Deferred Closing sufficient amount of authorized Common Stock to enable it to perform its obligations under this Agreement (the “Stockholder Approval[s]”). The Company shall use its best efforts to (i) file the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”) as soon as possible after such date, (ii) file the Proxy Statement immediately after it files the 2009 10-K, (iii) cause the Proxy Statement to be declared effective under the Exchange Act as soon as possible promptly as reasonably practicable after such filing (if the first filing is a preliminary proxy statement) and (iv) mail the Proxy Statement to the stockholders of the Company as soon as practicable.

(b)       The Company shall keep the Purchaser apprised of the status of matters relating to the Proxy Statement and the Stockholders’ Meeting, including promptly furnishing the Purchaser and its counsel with copies of notices or other communications related to the Proxy Statement and the Stockholders’ Meeting received by the Company from the Commission or any other third party.

8.2       Stockholders’ Meeting. The Company shall, in accordance with the laws of the State of California and the Company’s articles of incorporation and bylaws, use its commercially reasonable efforts to convene a meeting of holders of Common Stock to consider and vote upon giving the Stockholder Approval (the “Stockholders’ Meeting”) as soon as practicable after the filing of a definitive proxy statement in connection with the Stockholders’ Meeting, but in any event by May 15, 2010. Subject to fiduciary obligations under applicable law, the Board shall recommend such Stockholder Approval, shall not withdraw or modify such recommendation and shall solicit such Stockholder Approval. Without limiting the generality of the foregoing, if the Board withdraws or modifies its recommendation, the Company shall nonetheless cause the Stockholders’ Meeting to be convened and a vote to be taken, and the Board may communicate to the Company’s stockholders its basis for such withdrawal or modification.

8.3       Election of Directors.

(a)       The Company shall take all necessary actions (including, if necessary, amend its by-laws) following the Closing to adjust the size of the Board to nine members, to elected as follows:

(i)        two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, regardless of whether the Common Stock is then listed on the Nasdaq Capital Market, the identity of one shall be nominated by the Purchaser, and the identity of the other shall be nominated by the MediVision/Principal MV Shareholders Group (which two directors are currently Mr. William Greer and Mr. Jonathan R. Phillips);

(ii)       three directors to be nominated by the Purchaser (the “Purchaser Directors”). One of the Purchaser Directors shall be appointed as the Chairman of  the Company’s Audit Committee. The Company shall ensure the appointment of the Purchaser Directors at the Closing, and shall use its commercially reasonable efforts to cause (i) the Purchaser Directors to be nominated and elected to the Board in each election of directors and (ii) if any Purchaser Director who has been so elected to the Board shall cease for any reason to be a member of the Board during such person’s term as a director, the Company shall use its best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by the Purchaser;

(iii)      three directors to be nominated by MediVision or the Principal MV Shareholders (the “MediVision Directors”); and

(iv)     one director to be nominated by the Purchaser and MediVision or the Principal MV Shareholders who shall be a reputable individual from the Company’s industry, and who shall act as the Chairman of the Board;

provided, that at the first annual meeting of the Company’s shareholders following the execution of this Agreement, (1) the Purchaser shall nominate Mr. Ariel Shenhar, pursuant to Section 8.3(a)(ii), to serve as a director until the next annual meeting, subject to his continuance service as the Company’s chief financial officer during such period and (ii) MediVision or the Principal MV Shareholders shall nominate Mr. Gill Allon, pursuant to Section 8.2(a)(iii), to serve as a director until the next annual meeting, subject to his continuance service as the Company’s chief executive officer during such period.

In addition, Noam Allon, in the sole discretion of the Board of Directors of the Company, shall attend all meetings of the Board of Directors as an observer (the “Representative”) and, in this respect, the Company shall give the Representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

8.4       D&O Insurance. Promptly following the date hereof and prior to the applicable appointment, the Company shall cause each director appointed or elected to the Board pursuant to Section 8.3 to be fully covered by the Company’s existing directors’ and officers’ liability insurance, in an amount reasonably acceptable to the Purchaser to be not less than $10,000,000. The Company shall provide the Purchaser with a written approval of its insurance agent to the foregoing effect. The Company shall maintain such insurance valid and in place in all times thereafter during which the Purchaser is entitled to elect members of the Board.

8.5       Indemnification Agreements. At the Closing, the Company shall execute and deliver indemnification agreements substantially in the form attached hereto as Exhibit H (the “Indemnification Agreements”) with each of the Purchaser Directors.

8.6       Board of Directors; Powers; Committees. As of the Closing Date, the bylaws of the Company will have been amended in accordance with its terms, to provide the following:

(a)       The Board will have nine members.

(b)       The Board shall have an audit committee, the composition and duties of which shall be in compliance with all applicable federal and state securities laws and the rules of the OTC Bulletin Board, and which shall consist of at least three members of the Board. One of the Purchaser Directors shall be appointed as the Chairman of the Company’s Audit Committee.

(c)       The Board shall have a compensation committee, the composition and duties of which shall be in compliance with all applicable federal and state securities laws and rules of the OTC Bulletin Board, and which shall consist of three members of the Board. The duties of the compensation committee will include (i) authorizing the compensation of any executive officer, (ii) setting number of shares reserved under the Company’s option pool, and (iii) setting employee compensation guidelines. The Purchaser Director shall have a veto right with respect to any resolution adopted by the compensation committee with regards to any issuance of Abraxas options (as set forth in Section 8.17 below).

(d)       The Purchaser and MediVision shall have the right, but not the obligation, to cause one Purchaser Director and one MediVision Director to serve on each of the Audit Committee, the Compensation Committee and any other committee of the Board or any other committee of the Board of any subsidiary of the Company (if any).

8.7	Indemnification.

(a)       Indemnification for breach representations, warranties or covenants. The Company will, to the fullest extent permitted by law, defend the Purchaser, and each of its Affiliates, directors, officers, agents and employees (the “Purchaser Indemnitees”) or settle (provided that the Company will not agree to any settlement without the applicable Purchaser Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or delayed) at the Company’s expense any Action or Proceeding and indemnify them for all Losses and Expenses (both as defined below) arising out of or in connection with a breach of any representations, warranties or covenants of the Company in this Agreement. The Company will indemnify and hold harmless the Purchaser Indemnitees from and against any and all damages, costs, liabilities and attorneys’ fees, incurred in defending and/or resolving such Action or Proceeding; provided, that (i) the Company is promptly notified in writing of such Action or Proceeding (provided, that any failure to deliver such notice will not relieve the Company of liability under this Section 8.7), (ii) the Company will have the sole control of the defense and/or settlement thereof (provided, that if representation of the Purchaser Indemnitees by counsel retained by the Company would be inappropriate due to any actual or potential differing interest between the Purchaser Indemnitee and the Company or any third party represented by such counsel, the Purchaser Indemnitees will have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the Company), (iii) the Purchaser Indemnitees furnish to the Company, on request, information available to the Purchaser Indemnitees for such defense, and (iv) the Purchaser Indemnitees reasonably cooperate in any defense and/or settlement thereof as long as the Company pays all of the Purchaser Indemnitees’ reasonable out of pocket expenses and attorneys’ fees. The Purchaser Indemnitees will not admit any such Action or Proceeding or any allegations made in such Action or Proceeding without, to the extent practicable, the prior written consent of the Company (which will not be unreasonably withheld or delayed). For purposes of this Agreement, an “Action or Proceeding” means any claim, action, suit, judgments, settlements, litigation, proceeding, mediation, arbitration or investigation or audit by any Person, and “Losses and Expenses,” means damages, expenses, losses, costs, liabilities (including without limitation, incident to any Action or Proceeding.

(b)       Special Indemnification for the MediVision Assets Transaction. The Company will, to the fullest extent permitted by law, defend the Purchaser Indemnitees or settle (provided that the Company will not agree to any settlement without the applicable Purchaser Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or delayed) at the Company’s expense any Action or Proceeding and indemnify them for all Losses and Expenses (both as defined below) arising out of or in connection with any liability, indebtedness, restriction or obligation imposed on the Company or any subsidiary of the Company or any Material Adverse Effect suffered by the Company or any subsidiary of the Company as a result of or in connection with the MediVision Assets Transaction (including without limitation, any liability related to the obligations of MediVision to the Israeli Office of the Chief Scientist (the “OCS Claims”) or any approval required to be provided by it in connection with such transaction (the “OCS Approval”). In order to secure certain obligations of MediVision to the Company under the Asset Purchase Agreement and to secure the indemnification obligation of the Company to the Purchaser set forth in this Section 8.7(b), MediVision shall comply with the escrow provisions set forth in Section 10.5 of the Asset Purchase Agreement. The Company hereby undertakes to take all required actions and to enforce any and all rights and remedies granted to it or to which it is entitled under the Assets Purchase Agreement, by applicable law, or otherwise, in order to perform its indemnification obligation set forth in this Section 8.7(b), including without limitation, (i) Company’s right to purchase and sell certain shares of Common Stock for the repayment of the Elop Debt (as such term is defined and as further described Section 8.14 of the Asset Purchase Agreement), (ii) Company’s right to purchase and cancel and/or reclassify certain shares of Common Stock into treasury shares entitling their holder to no rights, in connection with the Untied Mizrachi Bank Loan (as such term is defined and as further described in Section 8.15 of the Asset Purchase Agreement); The Board of the Company shall adopt, on or prior to the Closing Date, a resolution (a copy of which shall be delivered to the Purchaser at the Closing) approving such cancellation and/or reclassification, subject to the occurrence of the relevant conditions, and (iii) Company’s rights purchase and sell certain shares of Common Stock for the repayment of the OCS Debt and Obligations (as such term is defined and as further described Section 8.16 of the Asset Purchase Agreement).

8.8       Voting Agreement. At the Closing, MediVision and certain of its stockholders shall execute a voting agreement with the Purchaser pursuant to which they will undertake to vote all their shares in the Company for the appointment of the Purchasers Directors (as defined above) and will agree on other terms customary in such agreements.

8.9       Management Fee. In consideration for the Purchaser’s service on the Board (through its Purchasers Directors) and strategic consulting services, the Company shall pay the Purchaser an annual management fee of $20,000 plus VAT (to the extent applicable) per each director appointed by it which is not an employee of the Company.

8.10     Operation of Business. The Company agrees that, between the date of this Agreement and the earlier of the termination of this Agreement and the Closing Date, except as expressly contemplated by any provision of this Agreement, (i) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice, and (ii) the Company shall use its commercially reasonable efforts to preserve its business organization intact, to keep available the services of its current officers and employees, and to maintain its existing relations with suppliers, creditors, business partners and others having business dealings with the Company, to the end that the Company’s goodwill and ongoing business shall be unimpaired at the Closing.

8.11     Exclusivity; Break-Up Fee. Until the Closing Date, the Company shall not, directly or indirectly, and shall direct its directors, officers, employees, representatives, Affiliates and agents, including investment bankers, financial advisors, attorneys and accountants (collectively, the “Representatives”) not to, directly or indirectly, solicit or encourage any offers, engage in any discussions (other than to inform any initiating party that it is subject to this provision) or enter into any agreements or commitments with respect to the purchase of, or the sale or transfer or issuance (whether by merger, consolidation or otherwise) of, (i) any shares of capital stock of the Company or another entity organized by affiliates or any securities convertible into or exchangeable for any such stock for the primary purpose of raising capital or (ii) all or substantially all of the assets, or any material assets, of the Company or any subsidiary thereof (“Acquisition Proposals”); provided, however, that nothing contained in this Section 8.11 shall prohibit the Board from providing information in connection with, and negotiating, another unsolicited, bona fide written proposal regarding an Acquisition Proposal that the Board shall have determined in good faith, after considering applicable law, and after consulting with independent outside counsel, that such action is required in order for the Board to comply with its fiduciary duties to the Company’s stockholders under applicable law; provided, further, that if (a) the Board determines to enter into an Acquisition Proposal prior to the Closing, (b) the Stockholder Approvals are not obtained prior to the Deferred Closing Date, the Closing is not consummated due to failure to obtain any consent of any third party on part of the Company (including any governmental approvals), (c) the Stockholder Approvals are not obtained prior to the Deferred Closing Date, or (d) the Company breaches its exclusivity undertaking above, the Company shall pay to the Purchaser a break-up fee equal to $100,000 within seven days of the Purchaser’s written request. The Company shall notify the Purchaser promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding an Acquisition Proposal is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Acquisition Proposal. In addition, if the Company receives an Acquisition Proposal that would require the Board, in exercising its fiduciary duties as described above, to determine not to consummate the transactions contemplated hereby prior to the Closing, the Company shall endeavor to negotiate with the Purchaser, for a period not to exceed 10 days, a new transaction with the Purchaser that is comparable to such Acquisition Proposal.

8.12     Reasonable Efforts; Notification; Representations. Subject to the other terms and conditions of this Agreement, each of the parties to this Agreement shall use reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the issuance of Warrant Shares upon the exercise of Warrants. Each party to this Agreement shall give prompt notice to each other party to this Agreement upon becoming aware that any representation or warranty made by such party in this Agreement has become untrue or inaccurate or that such party has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement, in each case such that the conditions set forth in this Agreement would not be satisfied. No party to this Agreement shall take any action that would cause any representation or warranty made by such party in this Agreement to be untrue if made at Closing.

8.13     Approval Rights. For so long as the Purchaser owns more than 20% of the issued and outstanding shares of Common Stock (giving effect to the Warrant Shares underlying the Warrants held by the Purchaser) the Company must obtain prior written approval from the Purchaser to:

(i)        Merge into or consolidate with any other person or entity or permit any other person or entity to merge or consolidate with it; sell all or substantially all of the assets of the Company; liquidate, dissolve or wind-up the Company; acquire any interest in any business from any person or entity; sell, transfer, lease or otherwise dispose of (in one or more transactions) any of its material assets; purchase, lease or otherwise acquire (in one or more transactions) any material asset or more;

(ii)       Authorize, offer, sell or issue any (a) security or security converted into equity for a purchase price or exercise price, as the case may be, lower than the average purchase price to be paid by the Purchaser for the two installments (or lower than the 1st Installment purchase price, if the 2nd Installment was not paid), and (b) debt security, provided that following two years from the Closing, the Company may issue debt security in an aggregate amount lower than $2,000,000 per year without the Purchaser’s consent, and in any event, excluding the issuance of options to employees, including directors;

(iii)      Incur indebtedness for borrowed money or guarantee or act as a surety for any debt from financial institutions in excess of $100,000 other then in the ordinary course of business;

(iv)      Grant a security interest in an asset or combination of assets of the Company valued individually or in the aggregate at $250,000 or more;

(v)       Sell, lease, sublease, license or otherwise transfer any of the rights, title and interest in any Company intellectual property valued individually or in the aggregate at $250,000 or more;

(vi)      Purchase, license or otherwise acquire any of the rights, title or interest in any intellectual property of any third party valued individually or in the aggregate at $250,000 or more;

(vii)     Any deviation of $250,000 or more from the Company’s budget for 2009 and 2010 as disclosed to the Purchaser prior to the Closing (the 2010 budget can only be approved with the Purchaser’s consent); or

(viii)    Hire or terminate any executive officer of the Company, including the Chief Executive Officer and Chief Financial Officer; or

(ix)      Approval of interested parties transaction(s) (excluding grant of options), to include without limitation, transactions, directly or indirectly, between the

Company and any of its directors and officers and any transaction with MediVision (including its directors and officers).

8.14     Participation Rights. The Purchaser, for so long as it holds a number of shares of Common Stock equal to 15% or more of the 1st Installment Shares it purchased pursuant to this Agreement, will have the right to purchase its pro rata share (based on the Purchaser’s beneficial ownership of the Company’s outstanding shares of Common Stock on a fully diluted basis, including the Warrant(s) or the Warrant(s) Shares (as the case may be) of any future equity offering by the Company.

8.15     Most Favorite Nation. In the event that any current or future investor in the Company shall be granted more favorable rights than or in preference over the Purchaser (including but not limited to issuance of superior type of shares or rights for liquidation preference, anti dilution protection, board nomination, voting, registration of securities, approval rights, participation rights, or management fee), the purchaser shall receive rights or parity with such rights and the terms applicable to the Securities shall be amended accordingly, only for so long as the Purchaser beneficially owns at least 20% of the Company’s issued and outstanding Common Stock on a fully diluted basis (including the Warrant Shares). This Section 8.15 will not apply if the terms granted to a future investor were agreed by the Purchaser in its capacity as a stockholder, and the Purchaser waived its Most Favorite Nation right in connection therewith.

8.16     Access Rights. From the date hereof until the Closing, the Company will permit access to, and will make available to the Purchaser’s representatives, consultants and their respective counsels for inspection, such information and documents as the Purchaser reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

8.17     Abraxas Options. All options promised to Gil Allon and/or Ariel Shenhar for shares of Abraxas shall be re-discussed at the compensation committee of the Board of Directors of the Company at its first meeting of the compensation committee following the Closing and in any event no later than thirty days following the Closing Date, with the participation of the Purchaser Directors. It is agreed that the Purchaser shall have a veto right with regards to any such issuance of Abraxas options.

8.18     Company’s Auditors. The Company shall appoint, no later than thirty days following the Closing Date, Ernst & Young (Israel office) as channel II accountant for the Company and its subsidiaries.

SECTION 9.   Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Ophthalmic Imaging Systems 221 Lathrop Way, Suite 1 Sacramento, CA 95815 Attention: Gil Allon Facsimile: 916-646-0207 Email: Info@oisi.com with a copy to:
Troutman Sanders LLP 405 Lexington Avenue New York, New York 10174 Attention: Henry I. Rothman Facsimile: 212-704-5950 E-mail: Henry.rothman@troutmansanders.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)       if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the Company and the Purchaser submits to the exclusive jurisdiction of the state and federal courts sitting in the city of Sacramento, State of California, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 16. Fees and Expenses. The Company shall reimburse the Purchaser, at the Closing Date, for all expenses incurred by the Purchaser in connection with this Agreement, including financial and legal due diligence and negotiation of the transaction, financial and legal due diligence and negotiation of the MediVision Assets Transaction, and other professional services retained by the Purchaser, in an aggregate amount equal to $100,000 plus VAT (to the extent applicable); provided, however, that the Purchaser hereby acknowledges that as of the date of this Agreement, the Company has reimbursed the Purchaser $40,000 pursuant to this Section 16 and at the Closing Date, the Company is only required to reimburse the Purchaser $60,000 plus VAT (to the extent applicable) for all expenses incurred by the Purchaser in connection with this Agreement.

SECTION 17. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.4, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 7.4, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement. Notwithstanding the foregoing, the obligation of the Company to register the Shares and the Warrant Shares granted to the Purchaser under this Agreement may be assigned in full by the Purchaser in connection with a valid transfer by the Purchaser of its Shares and the Company agrees to promptly file any required prospectus supplement electing such transfer and naming the transferee as a selling stockholder therein, if applicable, enabling the transferee to sell all Shares required by it; provided, however, that (i) such transfer may otherwise be expected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement to the extent applicable, and such transfer is otherwise in compliance with this Agreement.

SECTION 18. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

OPHTHALMIC IMAGING SYSTEMS
By:	/s/ Gil Allon
	Name:	Gil Allon
	Title:	Chief Executive Officer

By:	/s/ Ariel Shenhar
	Name:	Ariel Shenhar
	Title:	Chief Financial Officer

U. M. ACCELMED, LIMITED PARTNERSHIP

by A.M ACCELMED MANAGEMENT G(2009) LTD., its General Partner
By:	/s/ Uri Geiger
	Name:	Uri Geiger
	Title:	Chairman

6 Hachoshlim St. Herzliya Pituach 46120, Israel P.O.Box 12006 Attention: Dr. Uri Geiger Facsimile: 972-9-9588594 E-mail: Uri@accelmed.co.il with a copy to (which shall not constitute a notice):
Shenhav & Co. Law Offices 4 Ha’nechoshet St., Ramat Ha’chayal, Tel Aviv 69710, Israel Attention: Dr. Ayal Shenhav, Adv. Facsimile: 972-3-6110788 E-mail: ayal@shenhavlaw.co.il

Signature Page to Purchase Agreement